News Release

Silverado Announces Updated Mineral Resource Estimates for
Workman’s Bench Gold and Antimony Deposit at Nolan Creek

VANCOUVER, BC, Canada, November 17, 2008. Silverado Gold Mines Ltd. (the "Company" or "Silverado") SLGLF OTCBB, SLGL Frankfurt, www.silverado.com, is pleased to announce that it has received updated antimony and gold mineral resource estimates for its Workman's Bench gold and antimony deposit. The updated mineral resource estimates have been prepared by Thomas K. Bundtzen ("Bundtzen") of Pacific Rim Geological Consulting Inc., the independent mining consultant commissioned by the Company to conduct a preliminary feasibility study on the Nolan Creek property. A NI 43-101 Technical Report in respect of the updated resource estimates and disclosing the results of the preliminary feasibility study will be completed and filed within 45 days of this news release and will be available on SEDAR at www.sedar.com, EDGAR at www.sec.gov/edgar.shtml and on the Company's website at www.silverado.com. The updated mineral resource estimates incorporate Silverado’s 2007 and 2008 drill results (available at www.silverado.com under the heading "News Releases", and on SEDAR), and were calculated using the polygonal block method.

Workman's Bench is the Company's prime exploration target for a lode gold and antimony deposit in the southwestern part of the Solomon Shear Zone, which is located on the Company's Nolan Creek Property in Alaska.

Bundtzen has confirmed the presence of three veins (‘A’, B’ and ‘West’) in the one hundred and twenty (120) ft. wide mineralized zone of Workman’s Bench. The indicated resource represents a portion of a mineralized zone that is open along strike and at depth. Additional drilling is planned with respect to this zone, beginning in Spring, 2009.

The following table summarizes the updated mineral resource estimates for the Workman's Bench gold-antimony deposit, effective November 3, 2008.

Category	Cut-Off Grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
'A' Vein - Indicated	4.0	28,452	31.52	8,968	0.405	11,517
'B' Vein - Indicated	4.0	8,756	25.63	2,244	0.480	4,211
'West' Vein - Indicated	4.0	5,204	12.80	668	0.302	1,572
Average Grades	4.0		28.00		0.408
Totals		42,212		11,880		17,300

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Notes:

  Indicated Mineral Resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. A total of 124 mineralized intervals were examined and provide sufficient exploration data to define these indicated mineral resources.
  Rounding may result in some discrepancies.
  No process recovery factors have been applied to these resource figures.
  The unit ton refers to short tons.

Assumptions and Methods

Bundtzen included the following steps during calculation of the indicated resources at Workman’s Bench:

  personal inspection of Workman’s Bench lode style gold property during 2007 – 2008;
  database compilation and data validation;
  geological interpretation and modeling;
  compositing assay intervals to a common length;
  determination of average material density for lode properties;
  analysis of grade variability;
  polygonal estimation of grade by compositing of sample assay information taken within designated widths and lengths of mineralized zones;
  assignment of appropriate cut off grades, the lowest grade that can be mined economically;
  classification of confidence in the estimates with respect to CIM (2005) guidelines, and;
  mineral resource tabulation and validation of the resource estimate.

Data Verification

During numerous personal inspections of the Nolan Creek properties (2007 to 2008) the QP has observed sample collection and sample preparation practices for lode-style deposits.

On June 13 and 14 and September 28 and 29, 2008, the QP visited Nolan Camp and examined all significantly mineralized core intervals acquired from the 2007 and 2008 exploration of the Workman’s Bench property. A total of 124 mineralized intervals were examined. The analytical data was compared with each of the mineralized zones to confirm the elevated antimony and gold values in the sampled intervals.

Drill core intervals were checked through re-assay and inspection. The QP is satisfied that the sampling and analysis of drill core was carried out in a sound manner.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Selected field duplicates of sampled intervals, two from underground channels, and one from a trench, were submitted by the QP to an umpire laboratory (Alaska Assay Laboratories LLC) to check analytical results from ALS Chemex. In as much that the samples are collected by different individuals at different times and analyzed by different labs, the QP judges that results from this limited comparison indicate acceptable levels of bias and accuracy for gold and antimony values and confirm the existence of mineralization.

Note to News Release

Please consider the following information in connection with our resource estimates for Workman’s Bench, which we are disclosing in accordance with applicable SEC standards and regulations:

  Assumed Prices of US $750/oz for gold and US $1.65/lb for antimony.
  Process Recovery Rates: “Rod mill grinding followed by flotation of a bulk sample collected from underground exposures of the ‘A’ zone vein yielded a gold recovery of 98% and an antimony recovery of nearly 100%, suggesting flotation is a viable process for recovering both gold and antimony”. (as provided by Hazen Research)
  Estimated Operating Costs of US $553/ton, based on operation of a 200 ton per day underground mine.

A cutoff grade of 4% antimony was used in our analysis. A 4% cutoff grade should be regarded as 4.0% antimony equivalent. No cutoff grade was used for gold as antimony was the primary commodity being examined, and none of the resource polygons contained less than 0.05 oz/ton gold.

U.S. investors are cautioned that the term "indicated resources" as used herein, is recognized by NI 43-101 under Canadian regulations, but is not recognized by the SEC. US investors are advised that NI 43-101 standards and the SEC's Industry Guide 7 standards are substantially different, and that many of the terms and concepts set out in and required to be disclosed by NI 43-101 as information material to the Company are neither recognized by the SEC nor included in or compliant with Industry Guide 7 standards. U.S. Investors are also cautioned not to assume that any part of mineral deposits in the "indicated resource” categories will ever be converted into reserves.

Qualified Person

The mineral resource estimates contained in this news release were prepared by Thomas K. Bundtzen, P.Geo, BS, MS, CPG-10912, ABSLN # 279639, President of Pacific Rim Geological Consulting, Inc. of Fairbanks, Alaska, who is independent of the Company as defined by NI 43-101. Bundtzen is a Certified Professional Geologist with the American Institute of Professional Geologists. Bundtzen is a "Qualified Person" as defined by NI 43-101 and also qualifies under the

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

rules stated by the U.S. Securities and Exchange Commission ("SEC"), and has verified the data contained in this news release for accuracy.

About the Company

The Company is an exploration stage company focused on the exploration of gold properties, with some past production, and the development of new environmentally friendly low-rank coal water fuel technology. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property. Please visit www.silverado.com.

The Company is developing low-rank coal water fuel that is designed to be produced from low-rank coal and processed into an environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com/ .

Contact Information - Silverado Gold Mines Ltd.

Mailing Address Suite 1820 - 1111 West Georgia St Vancouver, British Columbia Canada V6E 4M3 Trading Symbols OTC BB - SLGLF FRANKFURT - SLGL	Telephone: (604) 689-1535
Facsimile: (604) 682-3519
Toll Free: 1-800-665-4646
(Canada and USA only)

Investor Relations: E-mail: ir@silverado.com
Public Relations: E-mail: pr@silverado.com
Media Relations: E-mail: jay@silverado.com

Forward-Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company's business and the industry and markets in which it operates. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company's filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com